NEXGEN PETROLEUM CORP.
(formerly Blackrock Petroleum Corp.)
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: NXPE- OTCBB

News Release
NAME CHANGE

June 9, 2008

Las Vegas, Nevada - Nexgen Petroleum Corp. (OTCBB:NXPE) (the “Company”) (formerly Blackrock Petroleum Corp.) is pleased to announce that it has changed its name to Nexgen Petroleum Corp. effective June 5, 2008 with the Nevada Secretary of State’s office.

The name change became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on June 9, 2008 under the new stock symbol “NXPE”. The Company’s new CUSIP number is 65332G 106.

On behalf of the Board of Directors,

Nexgen Petroleum Corp.

Hsien Loong Wong
President and Director

For more information contact:
Investor Relations
Tel: 1-866-446-1869

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Nexgen Petroleum Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Nexgen Petroleum Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Nexgen Petroleum Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.